Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (the “Settlement Agreement”) is made by and between Alexander Capital, L.P. (“ACLP”) on the one hand, and Summit Wireless Technology, Inc. (“WISA”) on the other hand. ACLP and WISA are each referred to as a “Party” and are collectively referred to as the “Parties.”

WHEREAS, ACLP has various claims against WISA (the “Claims”) stemming from WISA’s alleged breach of the Engagement Agreement, dated February 6, 2020, between the Parties (the “Engagement Agreement”);

WHEREAS, WISA denies any liability relating to the Claims and maintains a number of affirmative defenses thereto;

WHEREAS, ACLP and WISA have reached an agreement to settle their disputes relating to the Claims and desire to reduce said agreement to writing; and

NOW THEREFORE, in consideration for the mutual promises contained herein, and for the good and valuable consideration recited herein, the receipt and sufficiency of which is hereby acknowledged, ACLP and WISA agree as follows:

1.                 Remuneration. WISA shall pay to ACLP and ACLP shall accept, the total sum of One Hundred and Twenty-Five Thousand Dollars and No Cents ($125,000.00) (the “Settlement Payment”) within one (1) business day from the date that Sullivan & Worcester, counsel for WISA (“Sullivan”) receives, on behalf of WISA, a fully executed Settlement Agreement. The Settlement Payment shall be wired to ACLP according to the following instructions: Alexander Capital LP; ABA# 021000021; Account # 457170137.

Within one (1) business day after the execution and delivery of this Settlement Agreement by both Parties, WISA shall issue shall issue to ACLP Fifty Thousand (50,000) shares of WISA’s common stock, par value $0.0001 per share (the “Settlement Shares”), pursuant to a prospectus supplement filed as a supplement (the “Prospectus Supplement”) to the base prospectus filed as part of WISA’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission (“SEC”) (Registration No. 333-233433), which was declared effective on September 6, 2019 (the “Shelf Registration Statement”). Registration of the Settlement Shares, pursuant to the Prospectus Supplement, which will be filed under the Shelf Registration Statement, shall ensure that the Settlement Shares are properly registered according to all federal securities laws, rules, and regulations, including but not limited to SEC and FINRA Regulations. Sale of the Settlement Shares shall be subject to the restrictions set forth in a Leak-Out Agreement, in the form of Exhibit A annexed to this Settlement Agreement. The Settlement Shares shall be transferred into ACLP’s possession according to the following instructions: Alexander Capital DTC: XXXX; Prop Acct XXXX.

WISA acknowledges that this is a material term of the Settlement Agreement, and that any failure to ensure the Settlement Shares are properly registered, pursuant to the terms and conditions of the Prospectus Supplement and the Shelf Registration Statement will be a material breach of this Settlement Agreement. WISA further warrants and guarantees that it shall fully indemnify ACLP for any and all costs and expenses incurred, including but not limited to legal costs and fees, should ACLP be subject to any litigation, regulatory action, or regulatory investigation concerning the valid issuance and proper registration of the Settlement Shares. WISA agrees that subject to any required indemnification obligations to ACLP hereunder, it will pay any such expenses promptly upon being presented with an invoice for such reasonable costs incurred by ACLP.

2.                 Limited Release of WISA. In exchange for the consideration detailed in Paragraph 1 above, ACLP for itself, its administrators, representatives, successors and assigns (the “ACLP Releasors”) agrees to release any and all claims it may have against WISA and its predecessors and successors in interest, affiliates, representatives, subsidiaries, parents, divisions, claims managers, heirs, assigns, insurers, re-insurers, shareholders, creditors, liquidators, administrators, executors, former and present directors and officers, all employees, principals, agents or registered representatives (“WISA’s Related Persons and Entities”) from any and all manner of action and actions, cause and causes of action, suits, proceedings, arbitrations, claims, grievances, debts, sums of money, claims for attorney fees, interest, expenses and costs, covenants, contracts, controversies, agreements, promises, damages, losses, and demands of any nature whatsoever, known or unknown, suspected or unsuspected, in law or in equity, civil or criminal, vested or contingent, which ACLP ever had or now has or asserts against WISA and/or WISA’s Related Persons and Entities, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof, concerning or related to: the February 6, 2020 Engagement Agreement (the “ACLP Released Claims”). As detailed in Paragraph 8 below, WISA’s obligation to indemnify ACLP under the Engagement Agreement is explicitly excluded from this release; any and all claims for indemnification shall survive this Settlement Agreement.

Further, ACLP agrees that, contingent upon WISA’s making the Settlement Payment and issuing the Settlement Shares to ACLP, as set forth in Paragraph 1 above under this Settlement Agreement, it will release WISA from the Preferential Right clause contained in Section 6 of the Engagement Agreement dated February 6, 2020.

3.                 Default. It is a material breach of this Settlement Agreement for the obligations described in Paragraph 1, as described above, to not be completed how and when due, subject to ACLP’s compliance with the restrictions set forth in Exhibit A. If WISA is in material breach of this Settlement Agreement, by failing to meet those obligations, or in any other manner, ACLP is explicitly permitted to seek damages for such a breach. Either Party is entitled to costs or fees incurred by the other Party in the event of its material breach.

4.                 Fees. Each Party shall be responsible for their own attorneys’ fees and costs.

5.                 Non-Disparagement. Each Party shall refrain from disparaging the other Party in public or private comment or writing. Further, no Party shall disparage any employee, director, or independent contractor working for the other Party. WISA explicitly acknowledges that it will not comment negatively, nor will it permit its directors, employees, independent contractors, or agents to comment negatively upon ACLP’s professionalism, business skills, ability to raise funds, or other capabilities related to its services as a placement agent, financial advisor, or underwriter, nor shall WISA and its directors, employees, independent contractors, or agents, comment negatively on the same traits regarding any current or former ACLP director, employee, independent contractor, or agent. Notwithstanding the foregoing, WISA and ACLP will respond accurately and fully to any question, inquiry or request for information as may be required by legal process, law, or regulation. Violation of this clause shall be a material breach of this Settlement Agreement.

6.                 Limited Release of ACLP. WISA for itself, its administrators, representatives, successors and assigns (the “WISA Releasors”), does hereby irrevocably and unconditionally release and forever discharge ACLP and its predecessors and successors in interest, affiliates, representatives, subsidiaries, parents, divisions, claims managers, heirs, assigns, insurers, re-insurers, shareholders, creditors, liquidators, administrators, executors, former and present directors and officers, all employees, principals, attorneys, agents or registered representatives, (“ACLP’s Related Persons and Entities”) from any and all manner of action and actions, cause and causes of action, suits, proceedings, arbitrations, claims, grievances, debts, sums of money, claims for attorney fees, interest, expenses and costs, covenants, contracts, controversies, agreements, promises, damages, losses, and demands of any nature whatsoever, known or unknown, suspected or unsuspected, in law or in equity, civil or criminal, vested or contingent, which WISA ever had or now has or asserts against ACLP and/or ACLP’s Related Persons and Entities, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof, concerning or related to: the February 6, 2020 Engagement Agreement (the “WISA Released Claims”). As detailed in Paragraph 8 below, ACLP’s obligation to indemnify WISA under the Engagement Agreement is explicitly excluded from this release; any and all claims for indemnification shall survive this Settlement Agreement.

7.                 Representations, Warranties and Covenants.

(a)       ACLP. ACLP hereby represents, warrants, covenants and agrees as follows:

(i)               No Assignment of Claims. Neither ACLP, nor any other ACLP Releasor, nor anyone acting on any of their behalves, has ever sold, assigned, transferred, conveyed or otherwise disposed of all or any part of the ACLP Released Claims released thereby hereunder, whether known or unknown.

(ii)              No Proceedings Initiated. Neither ACLP, nor any other ACLP Releasor, nor any individual or entity related to any of them, nor anyone acting on any of their behalves, has filed or initiated any charge or claim, relating to any of the ACLP Released Claims, against WISA or any of WISA’s Related Persons and Entities in any administrative or judicial proceeding.

(iii)             No Voluntary Assistance. Provided that WISA is in material compliance with the terms of this Settlement Agreement, neither ACLP, nor any other ACLP Releasor, nor any individual or entity related to any of them, will voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action, relating to any of the ACLP Released Claims, against WISA or any of or any of WISA’s Related Persons and Entities hereunder, including, without limitation, by providing testimony or other information, audio or video recordings, or documents, other than as legally required.

(iv)            Covenant Not-to-Sue. Provided that WISA is in material compliance with the terms of this Agreement, ACLP, for itself and the other ACLP Releasors, hereby covenants and agrees not to file, initiate or pursue a lawsuit against WISA or any of WISA’s Related Persons and Entities, with respect to any of the ACLP Released Claims, and will not ask any other person or entity to initiate such a lawsuit on its or their behalves.

(v)             No Admission. The releases granted by ACLP hereunder shall not be construed as an admission by WISA or any of WISA’s Related Persons and Entities of any liability, or any acts of wrongdoing, or the violation of any federal, state or local law, ordinance, regulation or custom, nor shall it be considered as evidence of any such alleged liability, wrongdoing, or violation of any federal, state or local law, ordinance, regulation or custom.

(vi)            Investigation. Each ACLP Releasor acknowledges and agrees that it has made an acceptable investigation of the facts pertaining to this settlement, this Settlement Agreement, and the matters pertaining hereto and thereto. Each ACLP Releasor further acknowledges and agrees that no Party to this Settlement Agreement has made representations outside of those contained in this Settlement Agreement, and each ACLP Releasor expressly agrees and represents that it has not relied on any representation outside of this Settlement Agreement.

(b)       WISA. WISA hereby represents, warrants, covenants and agrees as follows:

(i)               No Assignment of Claims. Neither WISA, nor any other WISA Releasor, nor anyone acting on any of their behalves, has ever sold, assigned, transferred, conveyed or otherwise disposed of all or any part of the WISA Released Claims released thereby hereunder, whether known or unknown.

(ii)              No Proceedings Initiated. Neither WISA, nor any other WISA Releasor, nor any individual or entity related to any of them, nor anyone acting on any of their behalves, has filed or initiated any charge or claim, relating to any of the WISA Released Claims, against ACLP or any of ACLP’s Related Persons and Entities in any administrative or judicial proceeding.

(iii)            No Voluntary Assistance. Provided that ACLP is in material compliance with the terms of this Settlement Agreement, neither WISA, nor any other WISA Releasor, nor any individual or entity related to any of them, will voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action, relating to any of the WISA Released Claims, against ACLP or any of or any of ACLP’s Related Persons and Entities hereunder, including, without limitation, by providing testimony or other information, audio or video recordings, or documents, other than as legally required.

(iv)            Covenant Not-to-Sue. Provided that ACLP is in material compliance with the terms of this Agreement, WISA, for itself and the other WISA Releasors, hereby covenants and agrees not to file, initiate or pursue a lawsuit against ACLP or any of or any of ACLP’s Related Persons and Entities, with respect to any of the WISA Released Claims, and will not ask any other person or entity to initiate such a lawsuit on its or their behalves.

(v)              No Admission. The releases granted by WISA hereunder shall not be construed as an admission by ACLP or any of ACLP’s Related Persons and Entities of any liability, or any acts of wrongdoing, or the violation of any federal, state or local law, ordinance, regulation or custom, nor shall it be considered as evidence of any such alleged liability, wrongdoing, or violation of any federal, state or local law, ordinance, regulation or custom.

(vi)            Investigation. Each WISA Releasor acknowledges and agrees that it has made an acceptable investigation of the facts pertaining to this settlement, this Settlement Agreement, and the matters pertaining hereto and thereto. Each WISA Releasor further acknowledges and agrees that no Party to this Settlement Agreement has made representations outside of those contained in this Settlement Agreement, and each WISA Releasor expressly agrees and represents that it has not relied on any representation outside of this Settlement Agreement.

8.                 Termination of Engagement Agreement. The Parties hereby acknowledge and agree that the Engagement Agreement shall be terminated and of no further force or effect, as of the date of this Settlement Agreement, and neither Party shall have any further rights or obligations thereunder; provided, however, that (a) ACLP shall have the right, with respect to any financing raised by WISA, from the date of this Settlement Agreement, through and until the date that is twelve (12) months thereafter, (i) to be paid the Fees and Compensation as set forth in Section 3(a) and Section 3(b) of the Engagement Agreement and (ii) to be reimbursed for Expenses as set forth in Section 3(c) of the Engagement Agreement, that (b) notwithstanding the releases contained in Paragraph 2 and Paragraph 6 above both WISA and ACLP shall retain their respective rights to indemnification as set forth in Exhibit B of the Engagement Agreement, with respect solely to third-party claims and not direct claims – the Parties further agreeing that any breach of this Settlement Agreement is subject to Indemnification under Exhibit B of the Engagement Agreement, and that (c) the Preferential Right contained in Section 6 of the Engagement Agreement shall not terminate until WISA fulfills its obligations under Paragraph 1, above, as described in Paragraph 2, above. Additionally, Paragraphs 10 and 12 of the Engagement Agreement shall also survive the termination of the Engagement Agreement for such period as provided therein.

9.                 General Representations and Warranties.

(a)               ACLP hereby represents and warrants to WISA as follows: (i) ACLP is duly organized, validly existing, and in good standing and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted; (ii) the individual signing this Settlement Agreement, on behalf of ACLP, is an individual with capacity to enter into this Agreement on ACLP’s behalf; (iii) all action required to be taken by ACLP in order to authorize its entrance into this Settlement Agreement has been taken as of the date hereof, and the person signing this Agreement on behalf of ACLP, is duly authorized to do so; (iv) this Settlement Agreement has been, or when executed and delivered, will be, duly and validly executed and delivered by ACLP and will constitute valid and legally binding obligations of ACLP, enforceable against ACLP in accordance with its terms, subject to (A) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights generally and (B) general principles of equity, whether considered in a proceeding at law or in equity; and (v) ACLP has conferred with legal counsel of its choosing as to the significance and legal effect of this Settlement Agreement.

(b)               WISA hereby represents and warrants to ACLP as follows: (i) WISA is duly organized, validly existing, and in good standing and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted; (ii) the individual signing this Settlement Agreement, on behalf of WISA, is an individual with capacity to enter into this Agreement on WISA’s behalf; (iii) all action required to be taken by WISA in order to authorize its entrance into this Settlement Agreement has been taken as of the date hereof, and the person signing this Agreement on behalf of WISA, is duly authorized to do so; (iv) this Settlement Agreement has been, or when executed and delivered, will be, duly and validly executed and delivered by WISA and will constitute valid and legally binding obligations of WISA, enforceable against WISA in accordance with its terms, subject to (A) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights generally and (B) general principles of equity, whether considered in a proceeding at law or in equity; and (v) WISA has conferred with legal counsel of its choosing as to the significance and legal effect of this Settlement Agreement.

(c)               Each Party covenants and agrees that all representations and warranties made thereby herein shall be true and correct on the date of this Settlement Agreement.

10.               Integration. This Settlement Agreement contains all agreements, covenants, representations and warranties, express or implied, oral or written, of the Parties hereto concerning the subject matter hereof. No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by any Party hereto to any other Party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants, and warranties concerning the subject matter hereof are merged and integrated herein.

11.                  Modification and Waiver. This Settlement Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the Parties affected thereby. No failure to exercise and no delay in exercising any right, remedy, or power under this Settlement Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein, or by law or in equity.

12.                 No Admissions. This Settlement Agreement represents the compromise of disputed claims and causes of action and there is no admission of liability by any Party hereto, liability being expressly denied.

13.                 Construction. In signing this Settlement Agreement, the Parties have relied wholly upon their own judgment and advice of their own counsel and have not been influenced to any extent whatsoever in making this Settlement Agreement by any representations or statements made by any other Party hereto. The Parties have jointly drafted this Settlement Agreement and no Party shall be entitled to the benefit of any rule of law that states that in the event of an ambiguity the document shall be interpreted against the interests of the drafting Party. The Parties each acknowledge that they have read this Settlement Agreement, that they are relying solely upon the contents of this Settlement Agreement, and are not relying upon any other oral or written representations, warranties, or inducements whatsoever as an inducement to enter into this Settlement Agreement, other than those referenced herein, and acknowledge that no oral or written, express or implied representations, warranties, or covenants have been made which are not referenced in this Settlement Agreement.

14.                 Severability. If for any reason any provision of this Settlement Agreement is determined to be invalid or unenforceable, the remaining provisions of this Settlement Agreement nevertheless shall be construed, performed, and enforced as if the invalidated or unenforceable provision had not been included in the Settlement Agreement’s text. In the event that any term hereof is found or deemed to be illegal or otherwise invalid or unenforceable, the other terms shall stand, and the Parties may attempt to negotiate a valid new provision concerning the same subject matter.

15.                 Choice of Law; Venue. This Settlement Agreement is to be interpreted and construed in accordance with the laws of the State of New York without reference to any choice of law provisions of that State. Any disputes regarding this Settlement Agreement or the interpretation thereof shall be litigated exclusively within the federal or state courts located in New York County, New York, and the parties hereto waive any objection to such jurisdiction and venue as it relates to a dispute regarding this Settlement Agreement or the interpretation thereof.

16.                  Confidentiality. The Parties acknowledge that confidentiality and nondisclosure are material considerations for the Parties entering into this Settlement Agreement. As such, the provisions of this Settlement Agreement shall be held in strictest confidence by the Parties and shall not be publicized or disclosed in any manner whatsoever, including but not limited to, the print or broadcast media, any public network such as the Internet, any other outbound data program such as computer generated mail, reports, faxes, or any source likely to result in publication or computerized access. Notwithstanding the prohibition in the preceding sentence: (a) the Parties may disclose this Settlement Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) the Parties may disclose this Settlement Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; (c) the Parties may disclose this Settlement Agreement upon request from any government entity, regulatory organization, or court of law; and (d) the parties may disclose this Settlement Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. Nothing contained in this Paragraph 16 shall prevent either Party from stating that the Parties have “amicably resolved all differences,” provided, however, that in so doing, the Parties shall not disclose the fact or amount of any payments made or to be made hereunder and shall not disclose any other terms of this Settlement Agreement or the settlement described herein. Notwithstanding the foregoing, neither Party shall disclose any information, the disclosure of which would be prohibited by law. Additionally, each Party shall continue to comply with all obligations of confidentiality and the treatment of material non-public information, which obligations shall survive the termination of the Engagement Agreement. Notwithstanding anything to the contrary in rest of this Settlement Agreement, the Parties understand that this Settlement Agreement does not restrict either of them from initiating communications directly with, or responding to, any inquiry from, or providing testimony before, the SEC, FINRA, any other self-regulatory organization or any other state or federal regulatory authority, regarding this Settlement Agreement or its underlying facts or circumstances.

17.                Notices; Method of Delivery. Written notice under this Agreement must be delivered personally or by email to the persons identified in this Paragraph 17. Notice may also be given by (a) certified mail (postage prepaid, return receipt requested), (b) by personal delivery, (c) by any reputable and commercially available overnight delivery service or (d) by email and shall be deemed given (i) within five (5) days after deposited in the U.S. mail by certified mail (postage prepaid, return receipt requested), (ii) when delivered personally, (iii) one (1) day after deposited with a reputable overnight delivery service, or (iv) upon receipt by the sending party of confirmation of receipt of an email notice. Any notices permitted or required under this Agreement shall be sent in the manner set forth in this Paragraph 17, addressed to the following:

If to ALCP

Alexander Capital, L.P.

17 State Street

New York, NY 10004

Attention: Joseph Amato

Email: jamato@alexandercapitallp.com

Copies of all notices to ACLP (which shall not constitute notice under this Agreement) should be sent to:

Holcomb + Ward LLP

3455 Peachtree Road, Suite 500

Atlanta, GA 30326

Attention: Bryan Ward

Email: bryan.ward@holcombward.com

If to WISA

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Suite 280

San Jose, CA 95119

Attention: Brett Moyer, CEO

Email: bmoyer@summitwireless.com

Copies of all notices to WISA (which shall not constitute notice under this Agreement) should be sent to:

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Attention: David E. Danovitch, Esq.

Email: ddanovitch@sullivanlaw.com

18.                 Counterparts. If this Settlement Agreement is executed in facsimile or electronic counterparts (such as a pdf file), then each counterpart shall be deemed an original, and all counterparts so executed shall constitute one agreement binding on all of the Parties hereto, notwithstanding that all of the Parties are not a signatory to the same counterpart.

19.                 Headings. Paragraph headings are included for convenience only and do not affect the substantive provisions in this Settlement Agreement.

20.                 Representations of Knowledge, Authority, and Volition. The Parties have read the foregoing Settlement Agreement and know the contents thereof. The undersigned signing on behalf of WISA represents that he/she is authorized to execute this Settlement Agreement on behalf of the other person(s) or entity(ies) for whom he/she executes this Settlement Agreement. The undersigned signing on behalf of ACLP represents that he/she is authorized to execute this Settlement Agreement on behalf of the other person(s) or entity(ies) for whom he/she executes this Settlement Agreement.

EACH OF THE UNDERSIGNED REPRESENTS THAT THEY HAVE SIGNED THIS SETTLEMENT AGREEMENT AS THEIR OWN FREE ACT AND DEED, HAVING HAD SUFFICIENT TIME TO REVIEW AND TO CONSULT WITH COUNSEL BEFORE SIGNING.

Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement and Release to be executed as of the dates set forth below.

Dated: May____, 2020
Summit Wireless Technologies, Inc.
By:
Its:
Dated: May ____, 2020
Alexander Capital, L.P.
By:
Its:

EXHIBIT A

Form of Leak-Out Agreement

Attached